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                                                                    Exhibit 10.8

                       PROVANTAGE HEALTH SERVICES, INC.
                     CHANGE OF CONTROL SEVERANCE AGREEMENT


     THIS CHANGE OF CONTROL AGREEMENT by and between PROVANTAGE HEALTH SERVICES, INC., a Minnesota corporation (the "Company"), and ___________________ (the "Executive"), is entered into on this ____ day of ________ __, 199_.

     WHEREAS, in order to retain capable executives, the Company desires to enter into agreements to protect its executives upon a change of control of the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.   Definitions.

     (a) The "Change of Control Date" shall be the first date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated by the Company within one hundred eighty (180) days before the date on which a Change of Control occurs, and the Executive can demonstrate that such termination arose in connection with or in anticipation of a Change of Control then the "Change of Control Date" shall mean the date immediately prior to the date of such termination.

     (b)  The "Board" means the Board of Directors of the Company.

     (c) A "Control Acquisition" means the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Control Acquisition: (i) any acquisition directly from the Company (including, without limitation, any acquisition through an underwritten public offering of the Company's securities by the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by ShopKo Stores, Inc., a Wisconsin corporation ("ShopKo"), or any corporation controlled by ShopKo, or any employee benefit plan (or related trust) sponsored or maintained by ShopKo or any corporation
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          controlled by ShopKo, (v) any acquisition pursuant to a public distribution of the Company's securities as a dividend to ShopKo's shareholders, or (vi) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 2(b) below.

2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

     (a) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of:
          (i) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, or (ii) a Control Acquisition; or

     (b) consummation of a reorganization, merger, statutory share exchange, or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the shareholders of the Company is required (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Common Stock of the Corporation resulting from such Business

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          Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (c) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

3. Protected Period. Subject to Section 7 hereof, the Company hereby agrees to provide to the Executive the benefits and protections described herein for the period commencing on the Change of Control Date and ending on the second anniversary of the Change of Control Date (the "Protected Period").

4.  Terms of Employment.

     (a)   Position and Duties.

          (i) During the Protected Period, (A) the Executive's position, authority, duties and responsibilities shall be at least commensurate in all material respects with those held, exercised and assigned immediately preceding the Change of Control Date and
               (B) except when traveling in the normal course of business, the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change of Control Date or any office or location not more than fifty (50) miles from such location.

          (ii) During the Protected Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full-time attention during normal business hours to the business and affairs of the Company and, to use the Executive's best efforts to perform the responsibilities assigned to the Executive hereunder faithfully and efficiently.

     (b)  Compensation.

          (i) Base Salary. During the Protected Period, the Executive shall receive an annual base salary ("Base Salary") at least equal to the annualized rate of pay received by the Executive from the Company immediately prior to the Change of Control Date. During the Protected Period, the Base Salary shall be reviewed at least annually and shall be increased from time to time consistent with increases in base salary awarded in the ordinary

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                course of business to other key executives of the Company.
                During the Protected Period, Base Salary shall not be reduced after any increase.

          (ii) Annual Bonus. During the Protected Period, the Executive shall be awarded an annual bonus (an "Annual Bonus") in cash determined pursuant to a bonus program at least as advantageous to the Executive as the bonus program in place immediately prior to the Change of Control Date.

          (iii) Benefits. During the Protected Period, the Executive shall be entitled to participate in all welfare benefit plans, incentive, savings, fringe benefit and retirement plans and programs applicable to other key executives of the Company (including, without limitation, vacation, automobile allowance, medical, dental, disability, salary continuance, executive life, group life, accidental death and travel accident insurance plans and programs). Such plans and programs, in the aggregate, shall provide the Executive with benefits at least as favorable as the benefits provided by the Company to the Executive immediately prior to the Change of Control Date.

          (iv) Expenses. During the Protected Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company in effect immediately prior to the Change of Control Date.

5. Termination of Employment. Prior to the Change of Control Date, the Executive is an "at will" employee whose employment may be terminated at any time by either the Company or the Employee. During the Protected Period, the following provisions shall apply:

     (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Company may terminate this Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such a case, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

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     (b)  Cause. The Company may terminate the Executive's employment for
          "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied after receipt of notice from the Company, or
          (iii) the conviction of the Executive of a felony.

     (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

          (i) the Executive's authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement are materially and adversely reduced, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (iii) the Company's requiring the Executive to be based at any office other than that described in Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Executive's responsibilities.

     (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party in accordance with Section 14(b) of this Agreement. A "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice).

     (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination. If the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the

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          date of death of the Executive or the Disability Effective Date, as the case may be.

6.   Obligations of the Company upon Termination.

     (a) Death. If, during the Protected Period, the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned by the Executive hereunder as of the Date of Termination. During the Protected Period, the Executive's family shall be entitled to receive benefits at least equal to the benefits provided by the Company to surviving families of executives of the Company under such plans, programs and policies relating to family death benefits, if any, as in effect immediately prior to the Change of Control Date.

     (b) Disability. If, during the Protected Period, the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned by the Executive hereunder as of the Date of Termination. During the Protected Period, the Executive shall be entitled to receive disability and other benefits at least equal to those provided by the Company to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect immediately prior to the Change of Control Date.

     (c) Cause and Other Than for Good Reason. If, during the Protected Period, the Executive's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive amounts accrued to the Executive through the Date of Termination. If the Executive terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned by the Executive through the Date of Termination.

     (d) Good Reason and Other Than for Cause or Disability. If, during the Protected Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or the employment of the Executive shall be terminated by the Executive for Good Reason:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. to the extent not therefore paid, the Executive's Base Salary through the Date of Termination; and

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               B.   ___  ( ) times the smaller of the following amounts:

                    (1) the average of the Annual Bonuses payable to the Executive in respect of the three fiscal years preceding the fiscal year in which the Date of Termination occurs; and

                    (2) the average of Executive's annual bonus "norm" for each of the three fiscal years preceding the fiscal year in which the Date of Termination occurs, regardless of the actual Annual Bonus payable for such years; and

               C.   ___ ( ) times the current Base Salary; and

               D. all other amounts accrued or earned by the Executive through the Date of Termination and amounts otherwise owing under the then existing plans and policies of the Company; and

          (ii) for ___ ( ) months after the Date of Termination the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the health and dental plans, programs and policies provided by the Company to employees and/or their families if the Executive's employment had not been terminated, including health insurance and dental insurance, as in effect immediately prior to the Change of Control Date; provided, however, that such benefit continuation shall cease when and to the extent the Executive obtains coverage through a new employer.

7. Termination of Agreement at Election of the Company. The Executive agrees that prior to a Change of Control Date occurring the Company may terminate this Agreement on not less than one hundred eighty (180) days prior written notice to Executive which notice shall designate the date this Agreement is to terminate; provided, however, that such termination shall be of no force or effect whatsoever, and this Agreement shall remain in full force and effect, if a Change of Control Date occurs on or before the date set forth in such notice as the date of termination of this Agreement.

8. Mitigation; Attorney's Fees. The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay all reasonable legal fees and expenses which the Executive may reasonably incur as a result of any action brought by the Executive to enforce the provisions of this Agreement provided that Executive is successful on the merits of any such action.

9.   Certain Reduction of Payments by the Company.

     (a) For purposes of this section, (i) "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of Executive,

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          whether paid or payable pursuant to this Agreement or otherwise; (ii)
          "Agreement Payment" shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section 9); (iii) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under
          Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the smallest aggregate amount of Payments which (a) is less than the sum of all Payments and
          (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate Payments were any other amount less than the sum of all Payments.

     (b) Anything in this Agreement to the contrary notwithstanding, in the event Deloitte & Touche (the "Accounting Firm") shall determine that receipt of all Payments would subject Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Agreement Payments shall be reduced to such Reduced Amount; provided, however, that if the Reduced Amount exceeds the aggregate Agreement Payments, the aggregate Payments shall, after the reduction of all Agreement Payments, be reduced (but not below zero) in the amount of such excess.

     (c) If the Accounting Firm determines that aggregate Agreement Payments or Payments, as the case may be, should be reduced to the Reduced Amount, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount) and shall advise the Company in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of the Agreement Payments or Payments, as the case may be, shall be eliminated or reduced (as long as after such election the present value of the aggregate Agreement Payments or Payments, as the case may be, equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Company and Executive and shall be made within 60 days of a termination of employment of the Executive. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of Executive such Payments as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such Payments as become due to Executive under this Agreement.

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     (d)  While it is the intention of the Company and the Executive to reduce the amounts payable or distributable to Executive hereunder only if the aggregate Net After Tax Receipts to Executive would thereby be increased, as a result of the uncertainty in the application of
          Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of Executive shall be treated for all purposes as a loan ab initio to Executive which Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

10. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

11. Exclusive Remedy, Waiver of Claims. During the Protected Period, severance benefits provided to the Executive pursuant to this Agreement are to be paid and provided in lieu of any severance payments, severance benefits and severance protections provided in any other plan or policy of the Company, except as expressly provided in writing under the terms of any plan or policy of the Company, or in a written agreement between the

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     Company and the Executive entered into after the date of this Agreement.
     Additionally, any payments due to Executive hereunder may be conditioned upon Executive's execution and delivery of a waiver of any and all claims the Executive may have against the Company.

12. Statement of Intention. It is the intention of the parties hereto that prior to the Change of Control Date, this Agreement shall not create any rights or obligations in the Executive or the Company, or require any payments by the Company to the Executive, except as expressly provided herein.

13.  Successors.

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

14.  Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:       c/o ProVantage Health Services, Inc.
                                     13555 Bishops, Suite 201
                                     P.O. Box 846

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                                  Brookfield, WI 53008-0846

          If to the Company:      ProVantage Health Services, Inc.
                                  13555 Bishops, Suite 201
                                  P.O. Box 846
                                  Brookfield, WI 53008-0846
                                  Attention: Secretary

          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) It is expressly agreed that this Agreement supersedes and replaces any other form of Change of Control Agreement which may have previously been entered into between Company and Executive. In addition, at such time as an initial public offering of the Company's common stock is completed, any Change of Control Severance Agreement between Executive and ShopKo shall be terminated and shall be of no further force or effect whatsoever. ShopKo is an intended third-party beneficiary of the foregoing provision.

     IN WITNESS WHEREOF, the Executive and the Company have caused this Agreement to be executed as of the day and year first above written.

                               PROVANTAGE HEALTH SERVICES, INC.


                               By:  ____________________________________
                                    Richard D. Schepp
                                    Secretary


                               EXECUTIVE


                               ____________________________________

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